SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated as of March 8, 2021 (the “Effective Date”), is made between and among Townsquare Media, Inc. (“TSQ”) and OCM POF IV AIF GAP Holdings, L.P., OCM PF/FF Radio Holdings PT, L.P., Oaktree FF Investment Fund, L.P., Second Street Holdings 1, L.P., Second Street Holdings 2, L.P., Second Street Holdings 3, L.P., Second Street Holdings 4, L.P., Second Street Holdings 5, L.P., Second Street Holdings 6, L.P., Second Street Holdings 7, L.P., and Second Street Holdings 8, L.P. (collectively “Sellers”). TSQ and Sellers are each individually referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS,
A.    On January 24, 2021, the Parties entered into a Stock Repurchase Agreement
(“Repurchase Agreement”) under which TSQ will repurchase from Sellers Sellers’ shares of TSQ’s Class A Common Stock, Sellers’ shares of TSQ’s Class B Common stock, and warrants to purchase shares of TSQ’s Class A Common Stock (collectively “Securities”);
B.    A dispute has arisen between the Parties regarding the Parties’ respective rights and obligations under the Repurchase Agreement (the “Dispute”), including Sellers’ obligation to consummate the transactions described in the Repurchase Agreement (the “Repurchase Transactions”); and
C.    To avoid the cost, risk and uncertainty of litigation concerning the Dispute, and to permit the Repurchase Transactions to be consummated in a timely manner, the Parties have each decided to enter into this Agreement.
NOW, THEREFORE, this Agreement shall be effective upon signing (other than as set forth herein) and in consideration of the mutual promises of the Parties, which the Parties acknowledge as valuable and sufficient consideration, the Parties agree to the following terms and conditions:

1.SETTLEMENT OBLIGATIONS

1.1    Obligations of TSQ:
(a)    TSQ will pay an amount in cash equal to $4,500,000 in the currency of United States Dollars to Sellers by wire transfer pursuant to the wire instructions set forth in Section 1.1(b) in same day funds in four installments as set forth below (collectively, the “Consent Fees” and each installment, a “Consent Fee”):
(i)    $1,500,000 on or before 12:00 P.M. (New York City time) on April 1, 2021;
(ii)    $1,000,000 on or before 12:00 P.M. (New York City time) on July 1, 2021;
(iii)    $1,000,000 on or before 12:00 P.M. (New York City time) on October 1, 2021; and
(iv)    $1,000,000 on or before 12:00 P.M. (New York City time) on November 10, 2021.

(b)    The wire transfer of each Consent Fee shall be made to the designated account set forth on Schedule A attached hereto; provided that such account must be for the ultimate benefit to the accounts for the Sellers.
(c)    At Sellers’ sole discretion, Sellers may instruct TSQ to wire any Consent Fee to another designated account upon providing written notice to TSQ at least 48 hours prior to the payment time applicable to such Consent Fee as set forth in clause (a) above; provided that such account must be for the ultimate benefit to the accounts for the Sellers.
(d)    TSQ acknowledges and agrees that TSQ’s obligation to deliver the full amount of the Consent Fees to Sellers shall not be contingent or conditioned upon any event or action other than the execution of this Agreement and the delivery of each Seller’s Securities pursuant to the Repurchase Agreement. TSQ expressly waives and will not assert any right to offset any amounts payable by TSQ to Sellers under this Agreement. TSQ further acknowledges and agrees not to withhold any amount of taxes from the Consent Fees.
(e)    Notwithstanding anything contained herein, Sellers are not releasing any rights under any claim which may arise from a breach by TSQ of Section 1.1 of this

Agreement. In the event of any action or proceeding regarding a breach by TSQ of Section 1.1 of this Agreement, Sellers, in addition to any other legal or equitable remedies possessed, shall be entitled to be reimbursed by TSQ for all costs and expenses, including actual attorney’s fees, incurred by reason of such action or proceeding.
1.2    Obligations of Sellers
(a)    TSQ acknowledges and agrees that, pursuant to Section 6(a)(i) of the Repurchase Agreement, the condition to obtain the prior approval of the Federal Communications Commission (“FCC”) is the primary obligation of TSQ and all costs and expenses incurred in connection with obtaining FCC approval shall be the sole responsibility of TSQ. In consideration for TSQ entering into this Agreement, Sellers will use commercially reasonable efforts to cooperate with TSQ in connection with TSQ’s obligation to obtain FCC approval, including cooperating with FCC review of the Repurchase Transactions and responding to applicable FCC questions, in each case as requested by TSQ.
(b)    Sellers will deliver the Securities to TSQ in connection with the Closing (as defined in the Repurchase Agreement), provided that TSQ has fulfilled its obligation to deliver to each of the Sellers, by wire transfer of immediately available funds, an amount equal to the product of the Per Security Purchase Price (as defined in the Repurchase Agreement) multiplied by the aggregate number of Securities of the respective Seller in accordance with Section 1(b) of the Repurchase Agreement.

2.    RELEASE OF CLAIMS; DISMISSAL OF ACTION

2.1    TSQ’s General Release of Sellers. TSQ, for itself and its present and former affiliates, parents, subsidiaries, officers, directors, trustees, partners, stockholders, board members, employees, attorneys, agents, predecessors, successors and assigns (collectively, the “TSQ Releasors”), fully, absolutely, and forever releases, remises, acquits, discharges, and covenants to hold harmless Sellers, and all of their affiliates, parents, subsidiaries, officers, directors, trustees, partners, stockholders, board members, assigns, employees, agents, representatives, insurers, and any other persons acting by, through, under or in concert with them, or their successors (collectively, the “Sellers Releasees”), from any and all claims, demands, damages, including but not limited to, compensatory, exemplary, statutory and punitive damages, costs, fees (including attorneys’ fees and costs), suits, contracts, and causes of action under the common law or any state or federal law, whether at law, in equity or otherwise, known or unknown, as of the Effective Date, based upon, related to or concerning in any way the Repurchase Agreement, the Dispute or this Agreement (the “TSQ Released Claims”). TSQ covenants, on its own behalf and on behalf of each of the TSQ Releasors, not to bring any suit or proceeding of any kind involving any TSQ Released Claims against Sellers or any of the Sellers Releasees. For the avoidance of doubt, this Section 2.1 shall not be effective until the Closing (as defined in the Repurchase Agreement).
2.2    Sellers’ General Release of TSQ. Sellers, for themselves and their present and former affiliates, parents, subsidiaries, officers, directors, trustees, partners, stockholders, board members, employees, attorneys, agents, predecessors, successors and assigns (collectively, the “Sellers Releasors”), fully, absolutely, and forever release, remise, acquit, discharge, and covenant to hold harmless TSQ, and all of its affiliates, parents, subsidiaries, officers, directors, trustees, partners, stockholders, board members, assigns, employees, agents, representatives, insurers, and any other persons acting by, through, under or in concert with them, or their successors (collectively, the “TSQ Releasees”), from any and all claims, demands, damages, including but not limited to, compensatory, exemplary, statutory and punitive damages, costs, fees (including attorneys’ fees and costs), suits, contracts, and causes of action under the common law or any state or federal law, whether at law, in equity or otherwise, known or unknown, as of the Effective Date, based upon, related to or concerning in any way the Repurchase Agreement, the Dispute or this Agreement (the “Sellers Released Claims”). Sellers covenant, on their own behalf and on behalf of each of the Sellers Releasors, not to bring any suit or proceeding of any kind involving any Sellers Released Claims against TSQ or any of the TSQ

Releasees. For the avoidance of doubt, this Section 2.2 shall not be effective until the Closing (as defined in the Repurchase Agreement).
2.3    No Release of Claims for Enforcement of this Agreement. Nothing in this Agreement precludes either Party from asserting a claim for enforcement of this Agreement.

3.    MISCELLANEOUS

3.1    Sufficiency of Consideration. The Parties acknowledge that the covenants contained in this Agreement can and do provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.
3.2    No Admission of Liability or Concession of Enforceability. It is expressly understood and agreed that the Parties and all other releasing parties do not acknowledge or admit any liability or wrongdoing whatsoever arising out of the allegations underlying the Dispute, but rather, they expressly deny and contest any such liability or wrongdoing. Indeed, this Agreement was entered into in compromise of disputed claims, solely for the purposes of avoiding the costs, expenses, and uncertainties associated with future litigation, and this Agreement shall not be construed as an admission of liability or wrongdoing or obligation on the part of any Party.
3.3    Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing by personal delivery or reputable overnight courier as set forth below:
If to Sellers, to:

c/o Oaktree Capital Management, L.P.
333 South Grand Avenue
28th Floor
Los Angeles, CA 90071

If to TSQ, to:

Townsquare Media, Inc.
1 Manhattanville Road
Suite 202
Purchase, NY 10577
Attention: Stuart Rosenstein, Executive Vice President and Chief Financial
Officer

Any Party hereto may change its address set forth above by giving notice to the other Parties in the manner set forth above.
3.4    Sophisticated Parties; No Construction Against Drafter. Each Party hereto received independent legal advice from attorneys of its choosing with respect to the advisability of entering this Agreement, the releases provided for in this Agreement, and with respect to the terms and conditions of this Agreement. This Agreement has been negotiated by the Parties and counsel. In any construction to be made of this Agreement, the same shall not be construed against any Party on the basis that the Party was the drafter. Rather, the language of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the Parties.
3.5    Governing Law. This Agreement, and all claims and disputes arising in connection with the enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
3.6    Severability. If any portion, provision or part of this Agreement is held, determined or adjudged to be invalid, unenforceable or void for any reason whatsoever, each such portion, provision or part shall be severed from the remaining portions, provisions or parts of this Agreement, and shall not affect the validity or enforceability of such remaining portions, provisions or parts. If such portion, provision or part shall be deemed invalid due to its scope or breadth, such portion, provision or part shall be deemed valid to the fullest extent of the scope or breadth permitted by law.

3.7    Authority to Execute; Counterparts. Each person who signs this Agreement in a representative capacity represents and warrants that he or she is duly authorized to act on behalf of his or her principal and execute this document on his or her principal’s behalf. This Agreement may be executed by facsimile or electronic mail in counterparts. This Agreement will be binding on all Parties once it has been fully executed. Thereafter, pdf, facsimile or photographic copies of such signed counterparts may be used in lieu of originals for any purpose.
3.8    Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto as well as their administrators, trustees, receivers, conservators, representatives, heirs, executors, predecessors, successors, and assigns.
3.9    Integrated Agreement. This Agreement constitutes the entire agreement by and between any of the Parties concerning the subject matter hereof.
3.10    Modification of Agreement. The terms of this Agreement are contractual, and may not be changed, modified, altered or supplemented, except by agreement in writing signed by the Party against whom enforcement of the change, modification, alteration, or supplementation is sought, nor may any covenant, representation, warranty, or other provision hereof be waived, except by agreement in writing signed by the Party against whom enforcement of the waiver is sought.
3.11    Headings. The section headings used throughout this Agreement are for convenience only and shall not affect the construction or interpretation of the Agreement.

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TOWNSQUARE MEDIA, INC.

By: /s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and
Chief Financial Officer

Sellers:

OCM POF IV AIF GAP HOLDINGS, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

OCM PF/FF RADIO HOLDINGS PT, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

OAKTREE FF INVESTMENT FUND, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 1, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 2, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 3, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 4, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 5, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 6, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 7, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 8, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SCHEDULE A
WIRE INSTRUCTIONS